Exhibit 10.10

EXECUTION VERSION

LICENSE AGREEMENT

THIS AGREEMENT is dated the 1st day of April, 2008, between BGC Partners, Inc. (formerly named eSpeed, Inc.), a Delaware corporation with offices located at 499 Park Avenue, New York, New York 10022 (“BGC Partners”), and Cantor Fitzgerald, L.P., a Delaware limited partnership with offices located at 110 East 59th Street, New York, New York 10022 (“Cantor”).

1.	Definitions.

Terms used but not defined herein shall have the meaning assigned thereto in the Merger Agreement (as defined below).

“BGC Partners” means BGC Partners, Inc.

“Board of Directors” means the Board of Directors of BGC Partners.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by Law or executive order to close.

“Contract” means any agreement, contract, obligation, promise or undertaking.

“Copyrights” means any foreign or U.S. copyright registrations and applications for registration thereof, and any non-registered copyrights.

“eSpeed” refers to eSpeed, Inc. prior to the Effective Time of the Merger.

“Intellectual Property” means, collectively, all Copyrights, Patents, Trademarks, Trade Secrets, Internet Assets, Software and other proprietary rights.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Joint Services Agreement” means the Amended and Restated Joint Services Agreement, dated as of October 1, 2005, by and between Cantor and eSpeed, as amended.

“Law” means any federal, state, local, municipal or foreign (including supranational) law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

“License” has the meaning set forth in Section 2 of this Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 29, 2007, by and among BGC Partners, Inc., Cantor Fitzgerald, L.P., eSpeed, BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P., as amended by Amendment No. 1, dated as of November 5, 2007 and Amendment No. 2, dated as of February 1, 2008, as it may be amended from time to time.

“Patents” means any foreign or U.S. patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Parties” means BGC Partners and Cantor, each a “Party.”

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Software” means any computer software programs, source code, object code, data and documentation, including, any computer software programs that incorporate and run BGC Partners’ pricing models, formulae and algorithms.

“Subsidiary” of any Person means, as of the relevant date of determination, any other Person, any corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is owned, directly or indirectly, by such first Person.

“Trade Secrets” means any trade secrets, research records, business methods, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

“Trademarks” means any foreign or U.S. trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

2.	License.

Reference is made to the Merger Agreement pursuant to which BGC Partners and Cantor agreed to a termination of the Joint Services Agreement and to the termination and survival of certain mutual rights and obligations. In furtherance thereof, BGC Partners for itself and on behalf of its Subsidiaries that own any right, title or interest in the software, technology and Intellectual Property that Cantor or its Subsidiaries (a) owned and contributed to BGC Partners’ Subsidiaries pursuant to the Separation Agreement or (b) Cantor had a right to use, or that was used by eSpeed for or on behalf of Cantor and its Subsidiaries, prior to the Effective Time under the Joint Services Agreement (other than any software, technology or Intellectual Property exclusively used by eSpeed as of the date of the Merger Agreement for fully electronic brokerage of U.S. Treasuries and foreign exchange) shall grant Cantor and its Subsidiaries, effective as of the Effective Time, a non-exclusive, perpetual, irrevocable, worldwide, non-transferable (except as described below), and royalty-free license (the “License”) to all such software, technology and Intellectual Property in connection with the operation of the business of Cantor and its Subsidiaries on and after the Closing Date. Notwithstanding the foregoing, the License shall not constitute an assignment or transfer of any software, technology or Intellectual Property owned by a third party if both (i) such assignment or transfer would be ineffective or would constitute a default under, or other contravention of, the provisions of a Contract without the approval or consent of a third party, and (ii) such approval or consent is not obtained; provided, however, that BGC Partners agrees to use its commercially reasonable efforts to obtain any such approval or consent (it being understood that such efforts shall not require BGC Partners to pay to the third party any compensation or other remuneration to obtain such approval or consent). Any enhancements and upgrades of the software, technology and Intellectual Property provided under the License shall be provided free of charge to any licensee under the License for one year following the Closing Date. The License shall not be transferable except that the License is transferable, in whole or in part, to any purchaser of (x) all or substantially all of the business or assets of Cantor or its Subsidiaries; or (y) a business, division or subsidiary of Cantor or its Subsidiaries pursuant to a bona fide acquisition of a line of business of Cantor or its Subsidiaries; provided, further, that, as a condition to any transfer pursuant to clause (y) of this sentence, (A) such purchaser must agree not to use the software, technology and Intellectual Property provided under the License (or grant any right or authority to any other Person to use the software, technology and Intellectual Property provided under the License) to create a fully electronic brokerage system that competes with eSpeed’s fully electronic systems for U.S. Treasuries and foreign exchange; (B) BGC Partners shall be a third-party beneficiary of the transferee’s agreement under clause (B); and (C) Cantor shall enforce its rights against the purchaser to the extent that it breaches its obligations under clause (A). Cantor agrees that neither Cantor nor its Subsidiaries shall use the License (or grant any right or authority to any other Person to use the software, technology and Intellectual Property provided under the License) to create a fully electronic brokerage system that competes with eSpeed’s fully electronic systems for U.S. Treasuries and foreign exchange.

3.	Amendment and Waiver.

(a) This Agreement may not be modified or amended and no waiver, consent or approval by or on behalf of BGC Partners may be granted except by an instrument or instruments in writing signed by each Party to this Agreement or the Audit Committee of BGC Partners. No failure or delay on the part of BGC Partners or Cantor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by BGC Partners or Cantor from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by BGC Partners and Cantor and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on BGC Partners or Cantor in any case shall entitle BGC Partners or Cantor, respectively, to any other or further notice or demand in similar or other circumstances.

(c) Waiver by any Party of any default by any other Party of any provision hereof shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such other Party.

4.	Notices.

All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed to the address set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

if to BGC Partners:

BGC Partners, Inc. 499 Park Avenue New York, NY 10022
Attention:	General Counsel
Fax No.:	(212) 829-4708

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Attention:	Craig M. Wasserman, Esq.
Gavin D. Solotar, Esq.
Fax No:	(212) 403-2000

if to Cantor:

Cantor Fitzgerald, L.P. 110 East 59th Street New York, New York 10022

Attention:	General Counsel
Fax No.:	(212) 829-4708

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Attention:	Craig M. Wasserman, Esq.
Gavin D. Solotar, Esq.
Fax No:	(212) 403-2000

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any Party may by notice given in accordance with this Section 4 designate another address or Person for receipt of notices hereunder.

5.	Successors and Assigns; Third-Party Beneficiaries.

(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any rights, interests and obligations hereunder shall be assigned by any Party, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other Parties and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Cantor or BGC Partners may assign its rights to a wholly owned Subsidiary of Cantor or BGC Partners, as the case may be, without the prior written consent of the other Parties; provided, further, that no such assignment shall relieve Cantor or BGC Partners of any of its obligations hereunder.

(b) This Agreement is solely for the benefit of the Parties to this Agreement and their respective successors and permitted assigns and is not intended to confer upon any other Persons any rights or remedies hereunder.

6.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard to the conflicts-of-law principles of such State.

(b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its subsidiaries except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by Applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.	Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.	Entire Agreement.

This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

10.	Further Assurances.

Each of the Parties shall execute such documents and perform such further acts (including, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

BGC PARTNERS, INC.

By:	/s/ Stephen M. Merkel
Name:	Stephen M. Merkel
Title:	Executive Vice President, General Counsel and Secretary

CANTOR FITZGERALD, L.P.

By:	/s/ Stephen M. Merkel
Name:	Stephen M. Merkel
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to License Agreement between BGC Partners, Inc. and

Cantor Fitzgerald, L.P.]